August 30, 2023

Anson Investments Master Fund LP
155 University Avenue, Suite 207
Toronto, Ontario, Canada
M5H 3B7
Attn: Mr. Amin Nathoo

Anson East Master Fund LP
155 University Avenue, Suite 207
Toronto, Ontario, Canada
M5H 3B7
Attn: Mr. Amin Nathoo

Re: Letter Agreement amending Senior Secured Convertible Notes

Dear Amin:

Reference is made to those certain Senior Secured Convertible Notes issued on November 4, 2022 by iSun, Inc. (the "Company") to Anson Investments Master Fund LP ("AIMF") and Anson East Master Fund LP ("AEMF") (collectively, the "Notes"). Capitalized terms used but not defined in this letter agreement (the "Optional Redemption Letter Agreement") shall have the meaning given to them in the Notes.

By signing this Letter Agreement, AIMF, AEMF, and the Company hereby agree that, notwithstanding any contrary provisions in Section 6(a) of the Notes [Optional Redemption at Election of Company] which permits the Company to effect an Optional Redemption only in the absence of an existing or imminent Event of Default and when all of the Equity Conditions have been met, the Company may, on or before December 31, 2023, complete an Optional Redemption by delivery of an Optional Redemption Notice to each Holder electing to redeem all, but not less than all, of the then outstanding principal balance under each Note for cash in an amount equal to the applicable Option Redemption Amount on the Optional Redemption Notice Date. The foregoing is contingent on the Company's compliance with the terms or conditions of that certain letter agreement of even date between the parties regarding the Company's failure to comply with the EBITDA Covenant of the Notes (the "Event of Default Letter Agreement"). Should the Company breach or fail to comply with any of the terms or conditions of the Event of Default Letter Agreement, this Optional Redemption Letter Agreement shall immediately be terminated and be null and void.

The agreements set forth in this Optional Redemption Letter Agreement are limited to the extent specifically set forth above and shall in no way serve to amend or waive compliance with any terms, covenants, or provisions of the Notes, other than as expressly set forth above and the Notes shall otherwise continue in full force and effect in accordance with their terms. The terms of this Optional Redemption Letter Agreement are a one-time agreement in accordance with the terms herein and shall not be construed to be a waiver or alteration of any other term of the Notes.

Any breach of the terms and conditions of this Optional Redemption Letter Agreement will constitute an Event of Default under each of the Notes.

[*Remainder of Page Intentionally Left Blank; Signature Page Follows*]

This Optional Redemption Letter Agreement may be executed electronically and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument.

Very truly yours,

iSUN, INC.

By: /s/ Jeffrey Peck
Name: Jeffrey Peck
Title: Chief Executive Officer

AGREED AND ACCEPTED:

ANSON INVESTMENTS MASTER FUND LP

By: /s/ Amin Nathoo
Name: Amin Nathoo
Title: Director, Anson Advisors, Inc.

ANSON EAST MASTER FUND LP

By: /s/ Amin Nathoo
Name: Amin Nathoo
Title: Director, Anson Advisors Inc.